For further information, contact:
                                                                  Donald F. Holt
                                                      Executive Vice President &
                                                         Chief Financial Officer
                                                                   (717)231-5704

Harrisburg, PA - January 18, 2000 Keystone Financial, Inc. (NASDAQ:KSTN), today reported fourth quarter and annual results for the periods ended December 31, 1999.

For the fourth quarter, Keystone reported a loss of $17.9 million or 37 cents per diluted share, which served to reduce year-to-date results to net income of $37.1 million, or 75 cents per diluted share.

Fourth quarter results were affected by the settlement of all lawsuits associated with the previously announced Devon litigation. A total of $43.7 million (pre-tax) was charged to fourth quarter results for this matter, and includes the benefit of estimated insurance recoveries.

Keystone Chairman and CEO, Carl L. Campbell noted, "During 1999, we took significant steps to put Keystone in the best position to compete in this consolidating and changing financial services industry, that included unifying our seven banks, enhancing our branding strategy, and resolving outstanding litigation." Acknowledging that 1999 was a very difficult year, Campbell further explained that the Devon settlement, coupled with the significant costs related to Keystone's internal restructuring, and the disruption associated with those events and Y2K preparations, all heavily impacted 1999 performance.

During the fourth quarter, the company recorded final expenses associated with its internal restructuring of $4.9 million, bringing the total for the year to $26.9 million. The company also recorded securities losses of $1.5 million in order to restructure the bond portfolio to respond better to rising interest rates, and recognized higher loan charge-offs primarily related to a single, nonperforming commercial credit.

Campbell noted, "Our good customer base; staff of qualified and dedicated associates; improved cost structure; strong and high quality balance sheet; and market approach geared to add value for our customers, all set the stage for an improved year ahead. I am confident that in 2000, we will reap the benefits of the difficult actions taken in 1999," Campbell closed.

Keystone Financial, Inc., the fourth largest financial institution headquartered in Pennsylvania, is the holding company for Keystone Financial Bank, NA, which has 175 branches throughout Pennsylvania, Maryland, and West Virginia and a Mobile Bank which operates throughout the tri-state area. Keystone also operates Martindale Andres & Co., an investment management services provider; Keystone Financial Mortgage Co.; MMC&P, a retirement benefit services firm; Keystone Brokerage, Inc., offering full service investment planning and discount brokerage; and a 24-hours-a-day, seven days a week Telephone Banking Center.

Financial Highlights
(dollars in thousands, except per share data)




                                              Quarter Ended December 31, 1999                     Year-To-Date

Earnings                                          1999           1998           Change        1999            1998           Change
------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income (1)                          $65,047        $70,258            (7)%      $266,030       $285,534            (7)%
Provision for Credit Losses                       13,473          3,633           271          23,376         17,150            36
Noninterest Income                                24,170         26,830           (10)        104,683         97,795             7
Net Securities Gains                              (1,512)           661          (329)           (338)        11,018          (103)
Noninterest Expense:
  As reported                                    102,192         55,484            84         289,674        223,189            30
  Excluding special charges (3)                   53,630         55,484            (3)        219,099        223,189            (2)
Net Income:
  As reported                                    (17,915)        24,749          (172)         37,076         99,747           (63)
  Excluding special charges (3)                   13,983         24,749           (44)         83,632         99,747           (16)

Earnings Per Share:
  Basic:
    As reported                                   ($0.36)         $0.48          (175)%         $0.76          $1.94           (61)%
    Excluding special charges (3)                   0.29           0.48           (40)           1.71           1.94           (12)
  Diluted:
    As reported                                    (0.37)          0.48          (177)           0.75           1.92           (61)
    Excluding special charges (3)                   0.29           0.48           (40)           1.70           1.92           (11)
Dividends Per Share                                 0.29           0.29            --            1.16           1.13             3


                                                      Quarter Ended December 31,                            Year-To-Date
                                                               1999              1998                 1999                  1998
                                                   ---------------------------------------    --------------------------------------
                                                                  Excluding                                Excluding
Performance Indicators                             As Reported  Special Charges(3)         As Reported  Special Charges(3)
------------------------------------------------------------------------------------------------------------------------------------
Return on Average Assets                                (1.03)%       0.81%       1.42%       0.55%          1.23%          1.45%
Return on Average Equity                               (12.12)        9.21       14.36        6.33          13.72          14.63
Net Interest Margin                                      4.08         4.08        4.33        4.21           4.21           4.42
Provision for Credit Losses/Average Loans (2)            1.21         1.21        0.32        0.53           0.53           0.37
Noninterest Expense/Revenues                           114.54        60.11       57.15       78.14          59.10          58.22


                                                   December 31
At Period End                                 1999            1998        Change
--------------------------------------------------------------------------------
Investments                                $1,661,539       $1,789,289      (7)%
Loans                                       4,459,546        4,459,783      --
Total Assets                                6,887,508        6,968,227      (1)
Deposits                                    4,960,334        5,231,718      (5)
Shareholders' Equity                          550,025          661,665     (17)

Book Value per Share                           $11.29           $13.12
Equity to Assets Ratio                           7.99%            9.50%
Risk Adjusted Capital/Assets Ratio              11.78            13.84

Asset Quality

Nonperforming Assets to Loans                    0.70%            0.65%
Loans 90 Days Past Due                           0.50             0.64
--------------------------------------------------------------------------------
    Total Risk Elements to Loans                 1.20%            1.29%
--------------------------------------------------------------------------------

Allowance for Credit Losses to Loans             1.35%            1.35%
Allowance to Nonperforming Loans                  214              242
Net Charge-Offs to Average Loans (2)             1.13             0.39
--------------------------------------------------------------------------------

(1)  Fully taxable-equivalent

(2)  Annualized

(3) Special charges incurred in 1999 are primarily associated with litigation resolution and the unification of Keystone's seven banks under a single charter.